Exhibit 10.1

On August 14, 2007, Newfield Exploration Mid-Continent, Inc., (Newfield), entered into an agreement with Lexington Resources, Inc., (Lexington), and Paluca Energy, LLC, (Paluca), to purchase all right title and interest of Lexington and Paluca.

Refer to the enclosed PDF exhibit for the entire, signed Purchase Order Agreement.